UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 5, 2023

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Invesco Commercial Real Estate Finance Trust, Inc.
(Exact name of registrant as specified in its charter)
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Maryland	000-56564	92-1080856
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2001 Ross Avenue
Suite 3400
Dallas, Texas 75201
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (972) 715-8400
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act: None

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01    Entry into a Material Definitive Agreement.
Subscription Agreement

On December 5, 2023, Invesco Commercial Real Estate Finance Trust, Inc. (the “Company”) and Texas Municipal Retirement System (“TMRS”) entered into a subscription agreement (the “Subscription Agreement”) pursuant to which TMRS agreed to purchase up to $200 million in Class F shares of common stock of the Company, par value $0.01 per share (“Class F Shares”), upon the Company’s request at one or more closings held prior to December 5, 2024 (the 12-month anniversary of the date of the Subscription Agreement) in a private offering exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), or another available exemption under the Securities Act. The purchase price per Class F Share purchased by TMRS pursuant to the Subscription Agreement will be the Company’s net asset value (“NAV”) per share of Class E Common Stock for the initial purchase, and thereafter will be the Company's NAV per Class F Share as of the end of the preceding month; except if the Company determines that there has been a material change (positive or negative) to the NAV per Class F Share since the end of the prior month, the purchase price per Class F Share shall be based on a transaction price that the Company believes reflects the NAV per Class F Share more appropriately than the prior month’s NAV per Class F Share.

Repurchase Rights Upon Request
Pursuant to the Subscription Agreement, (a) upon the expiration of the Lock-Up Period (as defined below) or (b) during a Lock-Up Suspension Period (as defined below), TMRS will have the right to request that the Company repurchase any outstanding Class F Shares held by TMRS by participation in the Company's voluntary share repurchase plan. "Lock-Up Period" is defined as the period beginning on December 5, 2023 and ending upon the earlier of (1) March 23, 2028 and (2) the date that the Company’s aggregate NAV is at least $1.5 billion. "Lock-Up Suspension Period" is defined as a time period following the occurrence of the loss of certain key persons of the Company or a material strategy change, all as specified in the Subscription Agreement.

The summary of the Subscription Agreement set forth above does not purport to be a complete summary of the terms thereof and is qualified in its entirety by the Subscription Agreement, a copy of which is filed herewith and incorporated herein by reference.

Amendment to Amended and Restated Advisory Agreement
In connection with the authorization, classification and designation of the Class F Shares, on December 5, 2023 the Company entered into Amendment No. 2 (the "Amendment") to the Amended and Restated Advisory Agreement, dated as of May 18, 2023, by and among the Company, Invesco Commercial Real Estate Finance Investments, LP, a Delaware limited partnership, and Invesco Advisers, Inc., a Delaware corporation (the “Adviser”), to:
•exclude the Class F Shares from the calculation of the management fee;
•provide for the Company's payment to the Adviser of an annual performance fee with respect to each Class F Share and establish how it will be calculated (the "Class F Performance Fee"); and
•permit the Adviser to elect to receive payment of the Class F Performance Fee in cash or Class E Common Stock, and, subject to certain conditions, to exchange such Class E Common Shares for other specified classes of shares of Common Stock, including Class F Shares.

The Amendment provides that the Class F Performance Fee is to be calculated as 10% of the amount (if any) by which the adjusted net income ("Performance Fee Income") allocable to such Class F Share exceeds the Class F Hurdle Return (as defined below) for such Class F Share for such calendar year; except that no performance fee will be payable with respect to any Class F Shares for any calendar year in which:
•the Company's aggregate Performance Fee Income with respect to all Class F Shares was less than the Class F Hurdle Return, or
•the Company's aggregate Performance Fee Income with respect to all Class F Shares for the two-period was less than the Class F Hurdle Return for such two-year period.
"Class F Hurdle Return" is defined as the Performance Fee Income that results in a 6% annualized return on the NAV per share of the Class F Shares as of the beginning of such period.

The summary of the Amendment set forth above does not purport to be a complete summary of the terms thereof and is qualified in its entirety by the Amendment, a copy of which is filed herewith and incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 5, 2023, the Company filed Articles Supplementary with the State Department of Assessments and Taxation of Maryland which classified and designated five hundred million (500,000,000) Class F Common Shares.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Articles Supplementary filed with the State Department of Assessments and Taxation of Maryland effective on December 5, 2023
10.1	Subscription Agreement, dated December 5, 2023, between Texas Municipal Retirement System and the Company
10.2	Amendment No. 2 to Amended and Restated Advisory Agreement, dated December 5, 2023, by and among the Company, Invesco Commercial Real Estate Finance Investments, LP, and Invesco Advisers, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Invesco Commercial Real Estate Finance Trust, Inc.

By:	/s/ E. Elizabeth Day
E. Elizabeth Day
General Counsel and Assistant Secretary

Date: December 11, 2023